UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2024

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235
Deer Park, Illinois 60010-7208
(Address of principal executive offices) (Zip code)

(847) 787-7361
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

3.02: Unregistered Sales of Equity Securities

On April 15, 2024, the Company entered into (i) agreements to issue and sell 1,287,500 shares of common stock at a price of $3.50 per share or total proceeds of $4,506,250, (ii) agreements to issue pre-funded warrants to purchase an aggregate of 2,462,500 shares of common stock for total proceeds of $8,618,750 or $3.50 per share. The Company also entered into an agreement to expand its existing credit facility by $21.9 million to $27.0 million and in connection therewith agreed to issue a warrant to the lender for up to 358,976 shares of common stock at a price of $3.66 per share (the above items, collectively, the “Transactions”).

Closing of the Transactions was contingent on the Company being named the winning bidder in an auction (“Auction”) for certain assets of Eiger BioPharmaceuticals, Inc. under the U.S. bankruptcy laws taking place Wednesday April 17, 2024.

The Company was not the successful bidder in the Auction and, accordingly, the Transactions were cancelled and are of no further force and effect.

There were no underwriters for any of the Transactions. All of the Transactions were exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2024	By:	/s/ James R. Gruber
James R. Gruber
Chief Financial Officer and Secretary
(Principal Financial Officer)

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